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                                                                   EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 25, 2002 (except with respect to the matter discussed in Note 4, as to which the date is May 20, 2002) included in Price Communications Corporation's Form 10-K/A for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

/s/  ARTHUR ANDERSEN LLP

New York, New York
May 31, 2002